UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2018

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

CAYMAN ISLANDS

(State or Other Jurisdiction of Incorporation)

001-37906	98-1329150
(Commission File Number)	(IRS Employer Identification No.)

65 EAST 55th STREET, 18th FLOOR, NEW YORK, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

212-593-6900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the shareholders of Avista Healthcare Public Acquisition Corp. (the “Company”) at the Annual General Meeting of shareholders of the Company held on June 28, 2018 (the “Annual General Meeting”).

1.                                      Election of directors.

Each of the six nominees for director was elected, and the voting results are set forth below:

Number of Class B Shares

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Thompson Dean	7,750,000	0	0	0
David Burgstahler	7,750,000	0	0	0
Håkan Björklund	7,750,000	0	0	0
Charles Harwood	7,750,000	0	0	0
Brian Markison	7,750,000	0	0	0
Robert O’Neil	7,750,000	0	0	0

2.                                      Ratification of Marcum LLP as independent auditors for the year ended December 31, 2018.

The ratification of Marcum LLP was approved, and the voting results are set forth below:

FOR	AGAINST	ABSTAIN
33,666,763	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018
AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

/s/ Benjamin Silbert
	Name:	Benjamin Silbert
	Title:	General Counsel and Secretary